As filed with the Securities and Exchange Commission on July 7, 2010

Registration No. 333-167383

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARMIKE CINEMAS, INC.

(Exact name of issuer as specified in its charter)

Delaware	58-1469127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO

(Exact name of registrants as specified in their charters)

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrants’ Principal Executive Offices)

Lee Champion

Senior Vice President, General Counsel and Secretary

Carmike Cinemas, Inc.

1301 First Avenue

Columbus, Georgia 31901

(706) 576-3400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent For Service)

With Copies to:

Alan J. Prince

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.03 per share
Debt Securities
Depositary Shares
Guarantees of Debt Securities(3)
Preferred Stock, par value $1.00 per share
Warrants
Total	$175,000,000	$175,000,000	$12,478(4)

(1)	An indeterminate aggregate amount of each identified class of securities to be offered at indeterminate prices is being registered pursuant to this registration statement as shall have an aggregate initial offering price not to exceed $175,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $175,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the securities. The securities registered include such indeterminate amount and number of shares of common stock or other securities as may be issued upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. The securities registered also include such indeterminate amount and number of shares of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange or pursuant to the anti-dilution provisions of any such securities.
(2)	Calculated pursuant to Rule 457(o).
(3)	No separate consideration will be received for the guarantees. See the immediately following page for a list of registrant guarantors. No separate fee is required, pursuant to Rule 457(n).
(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Table of Additional Registrants

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
Eastwynn Theatres, Inc.	Alabama	58-2184195
George G. Kerasotes Corporation	Delaware	37-1038023
GKC Indiana Theatres, Inc.	Indiana	35-1036995
GKC Michigan Theatres, Inc.	Delaware	37-1166849
GKC Theatres, Inc.	Delaware	37-0684570
Military Services, Inc.	Delaware	58-2222037

Explanatory Note

This Amendment No. 1 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-167383) and no changes or additions are being made hereby to the prospectus which forms part of the Registration Statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following sets forth the various expenses and costs (other than underwriting discounts) expected to be incurred in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except for the registration fee of the SEC:

Registration Fee	$12,478
Rating Agency and Listing Fees	200,000
Printing Expenses	100,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	100,000
Transfer Agent, Trustee and Depositary Fees and Expenses	50,000
Miscellaneous	12,522

Total	$725,000

Item 15.	Indemnification of Directors and Officers

Carmike Cinemas, Inc.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, (the “DGCL”), our amended and restated certificate of incorporation contains a provision that eliminates the personal liability of our directors for monetary damages for any breach of fiduciary duty as a director. Such provision, however, does not eliminate a director’s liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL (in respect of certain unlawful dividend payments or stock purchases or redemptions); or (iv) for a transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the DGCL, our certificate of incorporation provides that we shall indemnify any and all persons whom we have the power to indemnify under the DGCL from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL, and the indemnification provided for in the certificate of incorporation shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Further, our by-laws provide that we shall indemnify our officers and directors to the fullest extent permitted by the DGCL upon a determination by a majority of the board of directors, by independent legal counsel in a written opinion or by the stockholders that the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and had no reasonable cause to believe his conduct was unlawful. Any expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by us.

We may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to our employees and agents similar to those conferred to our directors and officers as described above.

We have entered into indemnity agreements with our directors and certain executive officers. The indemnity agreements provide a contractual right to indemnification to the indemnities for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of us or any of our subsidiaries.

We have insurance policies providing for indemnification of officers and directors against liabilities and expenses incurred by any of them in certain proceedings and under certain conditions, such as in the absence of fraud.

Other Registrants Incorporated in Delaware

The governing documents of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Eastwynn Theatres, Inc.

Code of Alabama, 1975, Section 10-2B-8.51 and 10-2B-8.56 gives a corporation power to indemnify any person who was or is a party or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal because he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses (including counsel fees) incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation, or, in all other cases, not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

The same Sections also give a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, when acting in his or her official capacity with the corporation or, in all other cases, not opposed to the best interest of the corporation. No indemnification shall be made, however, in respect of any claim, issue or matter as to which such person officer, director, employee or agent shall have not met the applicable standard of conduct, if such person shall have been adjudged to be liable to the corporation in connection with a proceeding by or in the right of the corporation or, in connection with any other action, suit or proceeding charging improper personal benefit to such person, whether or not involving action in his or her official capacity, if such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Also, Section 10-2B-8.52 states that, to the extent that a director, officer, employee or agent of a corporation has been successful, on the merits or otherwise, in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, where he was a party because he or she is or was a director of the corporation, he shall be indemnified against reasonable expenses (including attorneys’ fees) incurred in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

The Articles of Incorporation and Bylaws of Eastwynn Theatres, Inc. provide for indemnification of directors and officers to the fullest extent of Alabama law.

GKC Indiana Theatres, Inc.

The Indiana Business Corporation Law (“BCL”), empowers an Indiana corporation to indemnify present and former directors, officers, employees or agents or any person who may have served at the request of the corporation as a director, officer, employee or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if a criminal proceeding, either the individual had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

The BCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim including counsel fees, and, unless limited by its Articles of Incorporation, the corporation is required to indemnify a director or officer of the corporation against reasonable expenses if he or she is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s Articles of Incorporation otherwise provide, a director or officer of the corporation may apply for indemnification to a court which may order indemnification upon a determination that the director or officer is entitled to indemnification in view of all the relevant circumstances without regard to whether his or her actions satisfied the requisite standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the BCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because an Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board of Directors or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the BCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the Articles of Incorporation, bylaws, resolution or other authorization adopted, after notice, by a majority vote of all the voting shares then issued and outstanding. The BCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him or her in any capacity as such, or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify him or her against such liability.

The Articles of Incorporation and Bylaws of GKC Indiana Theatres, Inc. do not contain any provisions which limit or alter the indemnification provided for in the BCL.

Item 16.	Exhibits

The following exhibits are filed as part of this registration statement:

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1*	Form of Underwriting Agreement for Common Stock.

1.2*	Form of Underwriting Agreement for Depositary Shares.

1.3*	Form of Underwriting Agreement for Preferred Stock.

1.4*	Form of Underwriting Agreement for Debt Securities.

3.1	Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Amendment to Form 8-A filed January 31, 2002 and incorporated herein by reference).

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on May 20, 2010 and incorporated herein by reference).

3.3	Amended and Restated By-Laws of Carmike Cinemas, Inc. (filed as Exhibit 3.1 to Carmike’s Current Report on Form 8-K filed on January 22, 2009 and incorporated herein by reference).

4.1***	Form of Indenture.

4.2*	Form of Warrant Agreement.

4.3*	Form of Deposit Agreement.

5.1**	Opinion of King & Spalding LLP.

5.2**	Opinion of Page, Scrantom, Sprouse, Tucker & Ford, P.C.

5.3**	Opinion of Barnes & Thornburg LLP.

12.1***	Computation of Ratio of Earnings to Fixed Charges.

23.1**	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2***	Consent of Deloitte & Touche LLP.

23.3**	Consent of Page, Scrantom, Sprouse, Tucker & Ford, P.C. (included as part of Exhibit 5.2).

23.4**	Consent of Barnes & Thornburg LLP (included as part of Exhibit 5.3).

24.1***	Powers of Attorney (included on signature page).

25.1†	Statement of Eligibility of Trustee on Form T-1 under the Indenture.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by pre-effective or post-effective amendment.
**	Filed herewith.
***	Previously filed.
†	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8. To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

CARMIKE CINEMAS, INC.

By:	/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	President, Chief Executive Officer and Director
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

*	Director
Jeffrey W. Berkman

*	Director
James A. Fleming

*	Director
Alan J. Hirschfield

*	Chairman of the Board of Directors
Roland C. Smith

*	Senior Vice President, Chief Operating Officer and Director
Fred W. Van Noy

*	Director
Patricia A. Wilson

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

EASTWYNN THEATRES, INC.

/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Director, Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

GEORGE G. KERASOTES CORPORATION

/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Director, Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

GKC INDIANA THEATRES, INC.

By:	/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Director, Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

GKC MICHIGAN THEATRES, INC.

By:	/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Director, Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

GKC THEATRES, INC.

By:	/S/ RICHARD B. HARE
Name:	Richard B. Hare
Title:	Director, Senior Vice President—Finance, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

*	Director, President and Chief Executive Officer
S. David Passman III	(Principal Executive Officer)

/S/ RICHARD B. HARE	Director, Senior Vice President—Finance, Treasurer and
Richard B. Hare	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*By:	/S/ RICHARD B. HARE
Richard B. Hare Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on July 7, 2010.

MILITARY SERVICES, INC.

By:	/S/ LEE CHAMPION
Name:	Lee Champion
Title:	Director and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated above.

Signature	Title

/S/ LEE CHAMPION	Director and President
Lee Champion	(Principal Executive Officer)

/S/ RICHARD B. HARE	Senior Vice President—Finance, Treasurer
Richard B. Hare	and Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)